Exhibit 99.1

Health Net, Inc. 21650 Oxnard Street Woodland Hills, CA 91367 818.676.6000 800.291.6911 www.healthnet.com

Investor Contact	Media Contact

Angie McCabe 818.676.8692 angie.mccabe@healthnet.com	Margita Thompson 818.676.7912 margita.thompson@healthnet.com

HEALTH NET REPORTS THIRD QUARTER 2011

GAAP NET INCOME OF $61.8 MILLION, OR $0.70 PER DILUTED SHARE

WESTERN REGION OPERATIONS AND GOVERNMENT CONTRACTS SEGMENTS

PRODUCE COMBINED EARNINGS OF $0.85 PER DILUTED SHARE

THE COMPANY REPURCHASED 5.2 MILLION SHARES IN THE THIRD QUARTER

HEALTH NET RAISES 2011 EARNINGS PER DILUTED SHARE GUIDANCE

FOR THE COMBINED WESTERN REGION OPERATIONS AND

GOVERNMENT CONTRACTS SEGMENTS TO A RANGE OF $3.08 TO $3.10

LOS ANGELES, November 2, 2011 – Health Net, Inc. (NYSE: HNT) today announced 2011 third quarter GAAP net income of $61.8 million, or $0.70 per diluted share, compared with GAAP net income of $62.7 million, or $0.64 per diluted share, for the third quarter of 2010.

The third quarter 2011 GAAP results include an $18.6 million pretax loss related to the run-out of the company’s remaining Northeast operations and $4.6 million in pretax expenses related to the company’s administrative cost reduction efforts.

The company’s Western Region Operations (Western Region) and Government Contracts segments produced combined net earnings of $0.85 per diluted share in the third quarter of 2011 compared with $0.74 per diluted share in the third quarter of 2010.

“We are pleased with our strong performance in the third quarter of 2011,” said Jay Gellert, president and chief executive officer of Health Net, Inc. “We continued to make progress on key strategic goals in the third quarter. We expanded commercial margins and continued to produce membership growth in our tailored network products.

“We repurchased 5.2 million shares in the third quarter for $125.8 million, bringing our total 2011 repurchases through September 30, 2011 to approximately 11.0 million shares, or 11.6 percent of shares outstanding at December 31, 2010, for $302.7 million.

“As a result of our performance, and based on share repurchases this year through September 30, 2011, we are raising our 2011 earnings per diluted share guidance for the combined Western Region and Government Contracts segments to a range of $3.08 to $3.10,” Gellert added.

CONSOLIDATED RESULTS

Health Net’s total revenues decreased 17.9 percent in the third quarter of 2011 to $2.8 billion from $3.4 billion in the third quarter of 2010 primarily as a result of a decline in Government Contracts revenues to $175.8 million in the third quarter of 2011 compared with $860.7 million in the third quarter of 2010.

The revenue decline in Government Contracts is due to the T-3 TRICARE North contract that began on April 1, 2011. Unlike the prior TRICARE contract, the T-3 contract is a cost reimbursement plus fixed fee contract. Health Net now only records revenues and expenses associated with administrative services and related performance incentives and guarantees. These lower revenue and cost levels will continue over the term of the T-3 contract.

Health plan services premium revenues increased by 4.5 percent to $2.6 billion in the third quarter of 2011 compared with $2.5 billion in the third quarter of 2010.

Health plan services expenses increased by 4.2 percent to $2.2 billion in the third quarter of 2011 from $2.1 billion in the third quarter of 2010.

WESTERN REGION OPERATIONS SEGMENT

Health Plan Membership

Total enrollment in the Western Region segment at September 30, 2011 was approximately 3.0 million members, an increase of approximately 1.0 percent compared with enrollment at September 30, 2010. Total enrollment in the company’s California health plans increased approximately 2.0 percent from September 30, 2010 to September 30, 2011.

Western Region commercial enrollment at September 30, 2011 was essentially flat at approximately 1.4 million members compared with enrollment at September 30, 2010.

Membership in the company’s tailored network products grew by approximately 45.0 percent from September 30, 2010 to September 30, 2011. These products accounted for 31.2 percent of the company’s Western Region commercial enrollment as of September 30, 2011 compared with 21.5 percent as of September 30, 2010.

“The cost-saving features of our tailored network products continue to drive increased membership growth in them,” said Jim Woys, Health Net’s chief operating officer.

Enrollment in the company’s Medicare Advantage (MA) plans in the Western Region at September 30, 2011 was 203,000 members, a decrease of 8.1 percent compared with September 30, 2010.

Membership in the company’s Medicare stand-alone Prescription Drug Plan (PDP) products was 381,000 at the end of the third quarter of 2011, an 11.8 percent decrease compared with the end of the third quarter of 2010.

Medicaid enrollment in California at September 30, 2011 was 988,000 members, an increase of 92,000 members, or 10.3 percent, from September 30, 2010.

“Medicaid membership grew in the third quarter as we added 22,000 new members from California’s Seniors and Persons with Disabilities (SPD) program,” said Woys. “We expect our SPD membership to continue growing through the first half of 2012.”

Revenues

Total revenues for the Western Region in the third quarter of 2011 were approximately $2.6 billion compared with $2.5 billion in the third quarter of 2010.

Investment income for the Western Region was approximately $15.2 million in the third quarter of 2011 compared with approximately $19.2 million in the third quarter of 2010 and $25.1 million in the second quarter of 2011.

Health Plan Services Expenses

Health plan services expenses in the Western Region were approximately $2.2 billion in the third quarter of 2011 compared with $2.1 billion in the third quarter of 2010.

Commercial Premium Yield and Health Care Cost Trends

In the Western Region, commercial premiums per member per month (PMPM) increased by 5.1 percent to approximately $360 in the third quarter of 2011 compared with approximately $343 in the third quarter of 2010.

Commercial health care costs PMPM in the Western Region increased by 3.2 percent to $305 in the third quarter of 2011 compared with approximately $296 in the third quarter of 2010.

“The commercial gross margin PMPM increased approximately 17 percent in the third quarter of 2011 compared with the third quarter of 2010. This is further evidence of our focus on pricing discipline and the benefits of growth in our tailored network products,” said Woys. “For the full year 2011, we continue to expect a positive spread of approximately 140 to 150 basis points between commercial premium yields and health care costs. Premium yields have moderated somewhat as pricing reflects the lower rate of increase in health care costs.”

Medical Care Ratios (MCR)

The health plan services MCR in the Western Region was 86.1 percent in the third quarter of 2011 compared with 86.3 percent in the third quarter of 2010.

The Western Region commercial MCR was 84.8 percent in the third quarter of 2011 compared with 86.3 percent in the third quarter of 2010 and 85.7 percent in the second quarter of 2011.

The MA MCR in the Western Region was 90.7 percent in the third quarter of 2011 compared with 89.4 percent in the third quarter of 2010. The PDP MCR was 78.4 percent in the third quarter of 2011 compared with 64.6 percent in the third quarter of 2010. The increases in both the MA and PDP MCRs were due to the adverse effect of enrollment declines.

General & Administrative (G&A) and Selling Expenses

G&A expense in the Western Region was approximately $229.1 million in the third quarter of 2011 compared with $214.3 million in the third quarter of 2010. The G&A expense ratio increased 20 basis points from 8.7 percent in the third quarter of 2010 and 50 basis points sequentially from 8.4 percent in the second quarter of 2011 to 8.9 percent in the third quarter of 2011.

“G&A expenses increased in the third quarter sequentially as a result of increased Medicare marketing expenses as we target renewed membership growth in 2012 and other factors,” said Woys. “We continue to expect the G&A expense ratio to be approximately 8.7 to 8.9 percent for the full year 2011.”

Selling expense in the Western Region was approximately $58.1 million in the third quarter of 2011 compared with $58.3 million in the third quarter of 2010.

GOVERNMENT CONTRACTS SEGMENT

As previously described, health care administrative services under the company’s T-3 TRICARE North contract began April 1, 2011.

The company’s Government Contracts revenues in the third quarter of 2011 were $175.8 million. The Government Contracts revenues in the third quarter of 2010 were $860.7 million.

BALANCE SHEET

Cash and investments as of September 30, 2011 were $2.0 billion compared with $1.9 billion as of September 30, 2010.

Reserves for claims and other settlements as of September 30, 2011 were $873.0 million compared with $904.4 million as of September 30, 2010 and $900.7 million as of June 30, 2011. Reserves declined sequentially by $27.7 million primarily as a result of a reduction in accrued capitation payments related to Medicare risk adjuster payments received in the third quarter of 2011.

Days claims payable (DCP) for the third quarter of 2011 was 36.1 days compared with 39.0 days in the third quarter of 2010 and 36.7 days in the second quarter of 2011.

On an adjusted1 basis, DCP in the third quarter of 2011 was 51.7 days compared with 53.6 days in the third quarter of 2010 and 52.0 days in the second quarter of 2011.

The company’s debt-to-total capital ratio was 27.4 percent as of September 30, 2011 compared with 19.0 percent as of December 31, 2010 and 28.2 percent as of June 30, 2011.

Interest expense was approximately $7.8 million in the third quarter of 2011 compared with approximately $8.2 million in the third quarter of 2010.

[1]	See “Disclosures Regarding Non-GAAP Financial Information” attached to this press release for a reconciliation of this information to the comparable GAAP financial measure.

CASH FLOW

Operating cash flow was $520.7 million in the third quarter of 2011. The company received the following government-related payments during the quarter:

1.	a $293.0 million October payment from the Centers for Medicare & Medicaid Services that was received on September 30, 2011;

2.	$104.0 million in net TRICARE payments related to the contract transition; and

3.	$66.0 million in Medicare risk adjuster payments net of $35.0 million in related provider capitation expenses.

“We continue to expect full year 2011 operating cash flow to be approximately $100 million, which is greater than our expectations for net income plus depreciation and amortization,” said Joseph Capezza, Health Net’s chief financial officer. “Cash at the parent at September 30, 2011 was approximately $72 million. We expect cash at the parent to be approximately $160 million at year-end 2011, excluding the impact of any share repurchases in the fourth quarter of 2011.”

NORTHEAST OPERATIONS SEGMENT

The administrative services agreements that the company entered into with UnitedHealthcare (United) and its affiliates on the closing date of the Northeast transaction terminated on July 1, 2011. Health Net will continue to administer run-out claims for the Northeast business pursuant to claims servicing agreements in place with United and its affiliates.

The revenues and expenses associated with the company’s Northeast Operations in the third quarter of 2011 were approximately $11.0 million and $29.6 million, respectively, and they are shown separately in the accompanying Segment Information table.

The company received $41.1 million from United for membership transition in the third quarter of 2011 and expects to receive an approximately $80.0 million tangible net equity payment in the fourth quarter of 2011. These payments are recorded in “Cash Flows from Investing Activities” in the company’s financial statements.

SHARE REPURCHASE UPDATE

In the third quarter of 2011, Health Net repurchased 5.2 million shares of its common stock for $125.8 million at an average price of $24.32 per share. At September 30, 2011, approximately $147.1 million of authorization under the company’s existing $300 million share repurchase program remained.

2011 GUIDANCE

Health Net is increasing its 2011 annual guidance for GAAP earnings per diluted share to a range of $0.71 to $0.73, or $3.08 to $3.10 per diluted share for the combined Western Region Operations and Government Contracts segments, excluding the impact of any share repurchases in the fourth quarter of 2011.

Following is a table with specific 2011 guidance metrics.

Metric	2011 Guidance

Year-end Membership(a)	Commercial: flat (previously +1% to +2%) Medicaid: +9% to +11% Medicare Advantage: -8% to -10% Total Western Region Operations medical membership: +3% to +4% PDP: -11% to -13%

Consolidated Revenues	~$11.8 billion (previously $12.0 to $12.5 billion)

Commercial Yields(a)	~5.1% to 5.3% (previously ~5.5% to 6.0%)

Commercial Health Care Cost Trends(a)	~140 to 150 basis points < premium yields

Selling Cost Ratio(a) G&A Expense Ratio(a)	~2.3% to 2.4% ~8.7% to 8.9%

Tax Rate(b)	~38.7%

Weighted-average Fully Diluted Shares Outstanding	~90.5 million (previously ~92.3 million)

GAAP EPS Combined Western Region Operations and Government Contracts EPS	$0.71 to $0.73 (previously $0.63 to $0.68) $3.08 to $3.10 (previously $3.00 to $3.05)

(a)	For the company’s Western Region Operations segment
(b)	For the combined Western Region Operations and Government Contracts segments

CONFERENCE CALL

As previously announced, Health Net will discuss the company’s third quarter 2011 results during a conference call on Wednesday, November 2, 2011, beginning at approximately 11:00 a.m. Eastern time. The conference call should be accessed at least 15 minutes prior to its start with the following numbers:

866.393.1637 (Domestic Toll-Free)	855.859.2056 (Replay – Domestic Toll-Free)
706.643.5711 (International)	404.537.3406 (Replay – International)

The access code for the live conference call and replay is 98234303. A replay of the conference call will be available through November 7, 2011. A live webcast and replay of the conference call also will be available at www.healthnet.com under “Investor Relations.” The conference call webcast is open to all interested parties. Anyone listening to the company’s conference call will be presumed to have read Health Net’s Annual Report on Form 10-K for the year ended December 31, 2010 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011, and other reports filed by Health Net from time to time with the Securities and Exchange Commission.

ABOUT HEALTH NET

Health Net, Inc. is a publicly traded managed care organization that delivers managed health care services through health plans and government-sponsored managed care plans. Its mission is to help people be healthy, secure and comfortable. Health Net provides and administers health benefits to approximately 6.0 million individuals across the country through group, individual, Medicare (including the Medicare prescription drug benefit commonly referred to as “Part D”), Medicaid, Department of Defense, including TRICARE, and Veterans Affairs programs. Health Net’s behavioral health services subsidiary, Managed Health Network, Inc., provides behavioral health, substance abuse and employee assistance programs to approximately 5.0 million individuals, including Health Net’s own health plan members. Health Net’s subsidiaries also offer managed health care products related to prescription drugs, and offer managed health care product coordination for multi-region employers and administrative services for medical groups and self-funded benefits programs.

For more information on Health Net, Inc., please visit Health Net’s website at www.healthnet.com.

CAUTIONARY STATEMENTS

All statements in this press release, other than statements of historical information provided herein, may be deemed to be forward-looking statements and as such are subject to a number of risks and uncertainties. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, statements including the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, health care reform, including the ultimate impact of the Affordable Care Act, which could materially adversely affect Health Net’s financial condition, results of operations and cash flows through, among other things, reduced revenues, new taxes, expanded liability, and increased costs (including medical, administrative, technology or other costs), or require changes to the ways in which Health Net does business; rising health care costs; continued slow economic growth or a further decline in the economy; negative prior period claims reserve developments; trends in medical care ratios; membership declines; unexpected utilization patterns or unexpectedly severe or widespread illnesses; rate cuts affecting Health Net’s Medicare or Medicaid businesses; any liabilities of the Northeast business that were incurred prior to the closing of its sale as well as those liabilities incurred through the winding-up and running-out period of the Northeast business; litigation costs; regulatory issues with agencies such as the California Department of Managed Health Care, the Centers for Medicare & Medicaid Services and state departments of insurance; operational issues; noncompliance by Health Net or Health Net’s business associates with any privacy laws or any security breach involving the misappropriation, loss or other unauthorized use or disclosure of confidential information; investment portfolio impairment charges; volatility in the financial markets; and general business and market conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within Health Net’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and the risks discussed in Health Net’s subsequent filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. Except as may be required by law, Health Net undertakes no obligation to address or publicly update any of its forward-looking statements to reflect events or circumstances that arise after the date of this release.

The financial information presented in this press release is unaudited and is subject to change as a result of subsequent events or adjustments, if any, arising prior to the filing of the company’s Form 10-Q for the period ended September 30, 2011.

Eight pages of tables follow.

# # #

Health Net, Inc.

Enrollment Data—By State

(In thousands)

	Sept 30, 2011	June 30, 2011	Sept 30, 2010	Change from
				June 30, 2011		September 30, 2010
				Increase/ (Decrease)	% Change	Increase/ (Decrease)	% Change
California
Large Group	837	834	844	3	0.4%	(7)	(0.8)%
Small Group and Individual	318	328	351	(10)	(3.0)%	(33)	(9.4)%

Commercial Risk	1,155	1,162	1,195	(7)	(0.6)%	(40)	(3.3)%
Medicare Advantage	124	125	133	(1)	(0.8)%	(9)	(6.8)%
Medi-Cal	988	963	896	25	2.6%	92	10.3%

Total California	2,267	2,250	2,224	17	0.8%	43	1.9%

Arizona
Large Group	76	75	53	1	1.3%	23	43.4%
Small Group and Individual	61	56	39	5	8.9%	22	56.4%

Commercial Risk	137	131	92	6	4.6%	45	48.9%
Medicare Advantage	40	41	49	(1)	(2.4)%	(9)	(18.4)%

Total Arizona	177	172	141	5	2.9%	36	25.5%

Oregon
Large Group	50	49	52	1	2.0%	(2)	(3.8)%
Small Group and Individual	41	42	46	(1)	(2.4)%	(5)	(10.9)%

Commercial Risk	91	91	98	0	0.0%	(7)	(7.1)%
Medicare Advantage	39	39	39	0	0.0%	0	0.0%

Total Oregon	130	130	137	0	0.0%	(7)	(5.1)%

Total Health Plan Enrollment
Large Group	963	958	949	5	0.5%	14	1.5%
Small Group and Individual	420	426	436	(6)	(1.4)%	(16)	(3.7)%

Commercial Risk	1,383	1,384	1,385	(1)	(0.1)%	(2)	(0.1)%
Medicare Advantage	203	205	221	(2)	(1.0)%	(18)	(8.1)%
Medi-Cal/Medicaid	988	963	896	25	2.6%	92	10.3%
Medicare PDP (stand-alone)	381	389	432	(8)	(2.1)%	(51)	(11.8)%

Western Region Operations	2,955	2,941	2,934	14	0.5%	21	0.7%
Northeast Operations	0	0	10	0	0.0%	(10)	(100.0)%

	2,955	2,941	2,944	14	0.5%	11	0.4%

TRICARE—North Contract Eligibles	3,010	3,010	3,077	0	0.0%	(67)	(2.2)%

Health Net, Inc.

Enrollment Data—Line of Business

(In thousands)

	Sept 30, 2011	June 30, 2011	Sept 30, 2010	Change from
				June 30, 2011		September 30, 2010
				Increase/ (Decrease)	% Change	Increase/ (Decrease)	% Change

Large Group
California	837	834	844	3	0.4%	(7)	(0.8)%
Arizona	76	75	53	1	1.3%	23	43.4%
Oregon	50	49	52	1	2.0%	(2)	(3.8)%

	963	958	949	5	0.5%	14	1.5%

Small Group and Individual
California	318	328	351	(10)	(3.0)%	(33)	(9.4)%
Arizona	61	56	39	5	8.9%	22	56.4%
Oregon	41	42	46	(1)	(2.4)%	(5)	(10.9)%

	420	426	436	(6)	(1.4)%	(16)	(3.7)%

Commercial Risk
California	1,155	1,162	1,195	(7)	(0.6)%	(40)	(3.3)%
Arizona	137	131	92	6	4.6%	45	48.9%
Oregon	91	91	98	0	0.0%	(7)	(7.1)%

	1,383	1,384	1,385	(1)	(0.1)%	(2)	(0.1)%

Medicare Advantage
California	124	125	133	(1)	(0.8)%	(9)	(6.8)%
Arizona	40	41	49	(1)	(2.4)%	(9)	(18.4)%
Oregon	39	39	39	0	0.0%	0	0.0%

	203	205	221	(2)	(1.0)%	(18)	(8.1)%
Medi-Cal/Medicaid
California	988	963	896	25	2.6%	92	10.3%

Total Health Plan Enrollment
Large Group	963	958	949	5	0.5%	14	1.5%
Small Group and Individual	420	426	436	(6)	(1.4)%	(16)	(3.7)%

Commercial Risk	1,383	1,384	1,385	(1)	(0.1)%	(2)	(0.1)%
Medicare Advantage	203	205	221	(2)	(1.0)%	(18)	(8.1)%
Medi-Cal/Medicaid	988	963	896	25	2.6%	92	10.3%
Medicare PDP (stand-alone)	381	389	432	(8)	(2.1)%	(51)	(11.8)%

Western Region Operations	2,955	2,941	2,934	14	0.5%	21	0.7%
Northeast Operations	0	0	10	0	0.0%	(10)	(100.0)%

	2,955	2,941	2,944	14	0.5%	11	0.4%

TRICARE—North Contract Eligibles	3,010	3,010	3,077	0	0.0%	(67)	(2.2)%

Health Net, Inc.

Consolidated Statements of Operations

($ in thousands, except per share data)

	Quarter Ended September 30, 2011	Quarter Ended June 30, 2011	Quarter Ended September 30, 2010
REVENUES:
Health plan services premiums	$2,582,385	$2,566,719	$2,470,939
Government contracts	175,845	171,015	860,697
Net investment income	15,188	25,091	19,466
Administrative services fees and other income	2,174	2,084	5,487
Northeast administrative services fees and other	10,976	11,021	36,863

Total revenues	2,786,568	2,775,930	3,393,452

EXPENSES:
Health plan services	2,223,471	2,231,278	2,134,701
Government contracts	127,884	130,828	814,385
General and administrative	233,632	219,029	225,929
Selling	58,110	57,571	59,021
Depreciation and amortization	7,154	8,953	8,659
Interest	7,783	8,238	8,150
Northeast administrative and claims services expenses	29,043	37,825	61,878
Adjustment to loss on sale of Northeast subsidiaries	315	(6,283)	(21,457)

Total expenses	2,687,392	2,687,439	3,291,266

Income (loss) from operations before income taxes	99,176	88,491	102,186
Income tax provision	37,364	30,191	39,503

Net income (loss)	$61,812	$58,300	$62,683

Basic earnings (loss) per share	$0.71	$0.64	$0.64

Diluted earnings (loss) per share	$0.70	$0.63	$0.64

Weighted average shares outstanding:
Basic	87,675	90,539	97,349
Diluted	88,874	92,046	98,304

Health Net, Inc.

Condensed Consolidated Balance Sheets

(Amounts in thousands, except ratio data)

	September 30, 2011	June 30, 2011	September 30, 2010
ASSETS
Current Assets
Cash and cash equivalents	$376,336	$166,503	$446,301
Investments—available for sale	1,656,895	1,576,132	1,420,124
Premiums receivable, net	276,995	348,567	407,467
Amounts receivable under government contracts	206,113	334,868	213,000
Incurred but not reported (IBNR) health care costs receivable
under TRICARE North contract	—	52,373	348,249
Other receivables	169,438	93,868	107,156
Deferred taxes	54,850	16,990	63,573
Other assets	212,747	232,636	207,545

Total current assets	2,953,374	2,821,937	3,213,415
Property and equipment, net	125,833	122,713	125,039
Goodwill, net	605,886	605,886	605,886
Other intangible assets, net	21,556	22,413	25,164
Deferred taxes	51,277	41,886	56,987
Investments—available for sale— noncurrent	2,614	—	—
Other noncurrent assets	111,238	120,535	165,922

Total Assets	$3,871,778	$3,735,370	$4,192,413

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Reserves for claims and other settlements	$873,037	$900,724	$904,377
Health care and other costs payable under government contracts	47,546	94,219	58,628
IBNR health care costs payable under TRICARE North contract	—	52,373	348,249
Unearned premiums	442,164	160,613	153,539
Borrowings under revolving credit facility	—	185,000	—
Accounts payable and other liabilities	308,961	229,735	379,414

Total current liabilities	1,671,708	1,622,664	1,844,207
Senior notes payable	398,839	398,788	398,634
Borrowings under revolving credit facility	145,000	—	100,000
Other noncurrent liabilities	217,827	223,962	156,098

Total Liabilities	2,433,374	2,245,414	2,498,939

Stockholders' Equity
Common stock	147	147	145
Additional paid-in capital	1,270,968	1,265,061	1,214,253
Treasury common stock, at cost	(1,952,068)	(1,826,076)	(1,567,603)
Retained earnings	2,111,256	2,049,444	2,018,935
Accumulated other comprehensive income	8,101	1,380	27,744

Total Stockholders' Equity	1,438,404	1,489,956	1,693,474

Total Liabilities and Stockholders' Equity	$3,871,778	$3,735,370	$4,192,413

Debt-to-Total Capital Ratio	27.4%	28.2%	22.7%

Health Net, Inc.

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

	Quarter Ended September 30, 2011	Quarter Ended June 30, 2011	Quarter Ended September 30, 2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$61,812	$58,300	$62,683
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Amortization and depreciation	7,154	8,953	8,659
Share-based compensation expense	6,050	5,867	4,856
Deferred income taxes	(51,206)	17,671	(4,875)
Excess tax benefits from share-based compensation	(2)	(113)	—
Adjustment to loss on sale of business	315	(6,283)	(21,457)
Net realized (gain) on sale on investments	(5,369)	(14,653)	(7,742)
Other changes	4,029	4,210	(6,554)
Changes in assets and liabilities:
Premiums receivable and unearned premiums	353,123	58,032	(47,565)
Other current assets, receivables and noncurrent assets	(22,535)	(21,269)	(11,544)
Amounts receivable/payable under government contracts	89,741	(28,487)	31,163
Reserves for claims and other settlements	(27,687)	10,848	(30,502)
Accounts payable and other liabilities	105,283	(193,315)	5,206

Net cash provided by (used in) operating activities	520,708	(100,239)	(17,672)

CASH FLOWS FROM INVESTING ACTIVITIES:
Sales of investments	434,236	799,331	248,354
Maturities of investments	30,299	43,490	47,243
Purchases of investments	(532,032)	(742,362)	(203,530)
Purchases of property and equipment	(11,124)	(10,707)	(15,989)
Purchase price adjustment on sale of Northeast Health Plans	41,065	—	4,541
Sales and purchases of restricted investments and other	2,620	1,497	2,567

Net cash (used in) provided by investing activities	(34,936)	91,249	83,186

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options and employee stock purchases	513	3,806	568
Repurchases of common stock	(123,551)	(76,379)	(8,825)
Excess tax benefits from share-based compensation	2	113	—
Borrowings under financing arrangements	230,000	467,500	—
Repayment of borrowings under financing arrangements	(270,000)	(282,500)	—
Net (decrease) in checks outstanding, net of deposits	(31,960)	(33,751)	—
Customer funds administered, net (1)	(80,943)	(45,593)	(36,619)

Net cash (used in) provided by financing activities	(275,939)	33,196	(44,876)

Net increase in cash and cash equivalents	209,833	24,206	20,638
Cash and cash equivalents, beginning of period	166,503	142,297	425,663

Cash and cash equivalents, end of period	$376,336	$166,503	$446,301

(1)	Includes pass-through cash flow items from Part D and TRICARE T-3 contracts.

Health Net, Inc.

SEGMENT INFORMATION

($ in thousands, except per share and PMPM data)

The following table presents Health Net's operating segment information.

	Quarter Ended September 30, 2011					Quarter Ended June 30, 2011					Quarter Ended September 30, 2010
	Western Region Opera- tions[1]	Govern- ment Contracts[7]	Northeast Opera- tions[3]	Cor- porate/ Other [5,6]	Consoli- dated	Western Region Opera- tions[1]	Govern- ment Contracts[7]	Northeast Opera- tions[3]	Cor- porate/ Other[4,5,6]	Consoli- dated	Western Region Opera- tions[1]	Govern- ment Contracts[2]	Northeast Opera- tions[3]	Cor- porate/ Other[4,6]	Consoli- dated
Health plan services premiums	$2,582,372		$13		$2,582,385	$2,566,393		$326		$2,566,719	$2,457,977		$12,962		$2,470,939
Government contracts		175,845			175,845		171,015			171,015		860,697			860,697
Investment income	15,188				15,188	25,081		10		25,091	19,240		226		19,466
Administrative services fees and other income	2,174				2,174	2,084				2,084	5,487		0		5,487
Northeast administrative services fees and other			10,976		10,976			11,021		11,021	—		36,863		36,863

Total revenues	2,599,734	175,845	10,989	—	2,786,568	2,593,558	171,015	11,357	—	2,775,930	2,482,704	860,697	50,051	—	3,393,452
Health plan services	2,223,430		213	(172)	2,223,471	2,231,738		(160)	(300)	2,231,278	2,122,005		12,696		2,134,701
Government contracts		127,707		177	127,884		130,802		26	130,828		813,524		861	814,385
G&A excluding insurance, taxes and fees	209,463		(429)	4,563	213,597	195,774		563	3,561	199,898	196,014		3,466	7,771	207,251
Insurance, taxes and fees	19,618		417	—	20,035	19,005		126	—	19,131	18,272		406	—	18,678

G&A including insurance, taxes and fees	229,081		(12)	4,563	233,632	214,779		689	3,561	219,029	214,286		3,872	7,771	225,929
Selling	58,085		25		58,110	57,503		68		57,571	58,267		754		59,021
Depreciation and amortization	7,154				7,154	8,947		6		8,953	8,585		74		8,659
Interest	7,783				7,783	8,053		185		8,238	8,150		—		8,150
Northeast administrative and claims services expenses			29,043		29,043			37,825		37,825			61,878		61,878
Adjustment to loss on sale of Northeast health plans			315		315			(6,283)		(6,283)			(21,457)		(21,457)
Asset impairment					—					—					0
Early debt extinguishment charge					—					—					0

Total expenses	2,525,533	127,707	29,584	4,568	2,687,392	2,521,020	130,802	32,330	3,287	2,687,439	2,411,293	813,524	57,817	8,632	3,291,266

Income (loss) from operations before income taxes	74,201	48,138	(18,595)	(4,568)	99,176	72,538	40,213	(20,973)	(3,287)	88,491	71,411	47,173	(7,766)	(8,632)	102,186
Income tax provision (benefit)	27,004	19,509	(7,236)	(1,913)	37,364	26,870	16,341	(11,239)	(1,781)	30,191	26,974	19,332	(3,090)	(3,713)	39,503

Net income (loss)	$47,197	$28,629	$(11,359)	$(2,655)	$61,812	$45,668	$23,872	$(9,734)	$(1,506)	$58,300	$44,437	$27,841	$(4,676)	$(4,919)	$62,683

Basic earnings (loss) per share	$0.54	$0.33	$(0.13)	$(0.03)	$0.71	$0.50	$0.26	$(0.11)	$(0.02)	$0.64	$0.46	$0.29	$(0.05)	$(0.05)	$0.64
Diluted earnings (loss) per share	$0.53	$0.32	$(0.13)	$(0.03)	$0.70	$0.50	$0.26	$(0.11)	$(0.02)	$0.63	$0.45	$0.29	$(0.05)	$(0.05)	$0.64
Basic weighted average shares outstanding	87,675	87,675	87,675	87,675	87,675	90,539	90,539	90,539	90,539	90,539	97,349	97,349	97,349	97,349	97,349
Diluted weighted average shares outstanding	88,874	88,874	87,675	87,675	88,874	92,046	92,046	90,539	90,539	92,046	98,304	98,304	97,349	97,349	98,304
Pretax margin	2.9%					2.8%					2.9%
Commercial premium yield	5.1%					4.7%					7.2%
Commercial premium PMPM	$359.96					$356.51					$342.63
Commercial health care cost trend	3.2%					4.0%					5.2%
Commercial health care cost PMPM	$305.08					$305.63					$295.73
Commercial MCR	84.8%					85.7%					86.3%
Medicare Advantage MCR	90.7%					90.9%					89.4%
Medicare PDP (stand-alone) MCR	78.4%					87.4%					64.6%
Medicaid MCR	86.0%					85.2%					87.9%
Health plan services MCR	86.1%					87.0%					86.3%
G&A expense ratio	8.9%					8.4%					8.7%
Selling costs ratio	2.2%					2.2%					2.4%
Effective tax rate	36.4%					37.0%					37.8%

1	Includes the operations of the company's commercial, Medicare and Medicaid health plans in California, Arizona, Oregon and Washington, as well as the operations of the company's health and life insurance companies, primarily in Arizona, California, Oregon and Washington, and the operations of the company's behavioral health and pharmaceutical services subsidiaries in several states including California, Arizona and Oregon.

2	Includes the operations of government-sponsored managed care plans through the TRICARE program and other health care-related Department of Defense and Veterans Affairs government contracts.

3	Includes the operations of the company's businesses that provided administrative services through June 30, 2011 pursuant to administrative services agreements (ASA) entered into with UnitedHealthcare (United) and its affiliates, as well as the operations of the company's health and life insurance companies in Connecticut, New Jersey and New York. The ASA terminated on July 1, 2011, and the company began performing under the claims servicing agreements (CSA) with United and its affiliates. On and after July 1, 2011, includes the operations of the company's businesses that provide claims run-out services pursuant to the CSA.

4	Includes a litigation reserve true-up related to a previous accrual for a class action lawsuit.

5	Includes expenses primarily related to litigation.

6	Includes costs related to the company’s overhead cost reduction efforts and/or operations strategy.

7	Includes administrative services provided under the new T-3 Managed Care Support Contract for the TRICARE North Region and other health care-related Department of Defense and Veterans Affairs government contracts. Also includes amounts related to the completion of the prior TRICARE contract.

Health Net, Inc.

Disclosures Regarding Non-GAAP Financial Information

($ in millions)

Set forth below is a reconciliation of adjusted days claims payable (DCP), a non-GAAP financial measure, to the comparable GAAP financial measure, DCP. DCP is calculated by dividing the amount of reserve for claims and other settlements (claims reserve) by health plan services cost (health plan costs) during the quarter and multiplying that amount by the number of days in the quarter. In this press release, management presents an adjusted DCP metric which subtracts capitation, provider and other claims settlements and Medicare Advantage-Prescription Drug (MAPD) and stand-alone Prescription Drug Plans (PDP) payables/costs from the claims reserve and health plan costs.

Management believes that adjusted DCP provides useful information to investors because the adjusted DCP calculation excludes from both claims reserve and health plan costs amounts related to health care costs for which no or minimal reserves are maintained. Therefore, management believes that adjusted DCP may present a more accurate reflection of DCP calculated from claims-based reserves than does GAAP DCP, which includes such costs. This non-GAAP financial information should be considered in addition to, not as a substitute for, financial information prepared in accordance with GAAP.

You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating the adjusted amounts, you should be aware that we have incurred expenses that are the same as or similar to some of the adjustments in the current presentation and we may incur them again in the future.

Our presentation of the adjusted amounts should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

Reconciliation of Days Claims Payable:		Q3 2011	Q2 2011	Q3 2010

(1)	Reserve for Claims and Other Settlements	$873.0	$900.7	$904.4
	Less: Capitation, Provider and Other Claim Settlements, and MAPD and PDP Payables	(92.2)	(121.0)	(130.0)

(2)	Reserve for Claims and Other Settlements - Adjusted	$780.8	$779.7	$774.4

(3)	Health Plan Services Cost	$2,223.5	$2,231.3	$2,134.7
	Less: Capitation, Provider and Other Claim Settlements, and MAPD and PDP Costs	(833.7)	(867.8)	(804.4)

(4)	Health Plan Services Cost - Adjusted	$1,389.8	$1,363.5	$1,330.3

(5)	Number of Days in Period	92	91	92

= (1) / (3) * (5) Days Claims Payable - (using end of period reserve amount)		36.1	36.7	39.0
= (2) / (4) * (5) Days Claims payable - Adjusted (using end of period reserve amount)		51.7	52.0	53.6

Health Net, Inc.

Reconciliation of Reserves for Claims and Other Settlements

($ in millions)

	Health Plan Services
	YTD 9/2011	FY 2010	FY 2009
Reserve for claims (a), beginning of period	$727.5	$692.2	$957.1

Incurred claims related to:
Current Year	3,575.5	4,644.2	6,422.8
Prior Years (c)	(97.0)	(70.0)	(80.0)

Total Incurred (b)	3,478.5	4,574.2	6,342.8

Paid claims related to:
Current Year	2,912.8	3,929.3	5,572.2
Prior Years	608.3	609.6	857.8

Total Paid (b)	3,521.1	4,538.9	6,430.0
Less: Divested businesses	—	—	(177.7)

Reserve for claims (a), end of period	684.9	727.5	692.2
Add:
Claims Payable (d)	115.5	123.6	165.6
Other (e)	72.6	90.9	93.9

Reserves for claims and other settlements, end of period	$873.0	$942.0	$951.7

(a)	Consists of incurred but not reported claims and received but unprocessed claims and reserves for loss adjustment expenses.
(b)	Includes medical claims only. Capitation, pharmacy and other payments including provider settlements are not included.
(c)	This line represents the change in reserves attributable to the difference between the original estimate of incurred claims for prior years and the revised estimate. In developing the revised estimate, there have been no changes in the approach used to determine the key actuarial assumptions, which are the completion factor and medical cost trend. Claims liabilities are estimated under actuarial standards of practice and generally accepted accounting principles. The majority of the reserve balance held at each period-end is associated with the most recent months’ incurred services because these are the services for which the fewest claims have been paid. The majority of the adjustments to reserves relate to variables and uncertainties associated with actuarial assumptions. The degree of uncertainty in the estimates of incurred claims is greater for the most recent months’ incurred services. Revised estimates for prior years are determined in each quarter based on the most recent updates of paid claims for prior years.
(d)	Includes amount accrued for litigation and regulatory-related expenses.
(e)	Includes accrued capitation, shared risk settlements, provider incentives and other reserve items.